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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                        ANNALY MORTGAGE MANAGEMENT, INC.
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             (Exact name of registrant as specified in its charter)


          Maryland                                       22-3479661
   -----------------------                           -------------------
   (State of incorporation                            (I.R.S. Employer
       or organization)                              Identification No.)


      1500 Harbor Blvd.
    Weehawken, New Jersey                                   07807
    ---------------------                            -------------------
    (Address of Principal                                (Zip Code)
      Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to general Instruction A(c)(1) please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [_]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of Each Exchange on Which
     to be so registered                Each Class is to be Registered
     --------------------               ------------------------------
      Common Stock, par                    New York Stock Exchange
     value $.01 per share

Securities to be registered pursuant to Section 12(g) of the Act:

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                              Title of Class
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                     DESCRIPTION OF REGISTRANT'S SECURITIES
                                TO BE REGISTERED

          The description of the Common Stock is set forth under the caption "Description of Capital Stock" in the prospectus pertaining to the offering of the Common Stock in the registrant's Form S-11 Registration Statement (Reg. No. 333-32913), as initially filed with the Securities and Exchange Commission on August 5, 1997. Such description is incorporated by reference in response to this item. If the registrant subsequently files a form of prospectus pursuant to Rule 424(b) under the Securities Act of 1933, as amended, containing a description of the Common Stock, such prospectus shall be deemed to be incorporated by reference into this Registration Statement.

                                    EXHIBITS

          The securities being registered hereby are to be registered on an exchange on which no other securities of the registrant are registered. Therefore, all exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange and are not filed with or incorporated by reference to this Registration Statement.

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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     ANNALY MORTGAGE MANAGEMENT, INC.



Date:  October 1, 1997               By:  /s/ Michael A.J. Farrell
       ---------------                  -------------------------
                                        Michael A.J. Farrell
                                        Chairman of the Board and
                                        Chief Executive Officer

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